UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 27, 2015

UnifiedOnline, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27865	13-2640971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4126 Leonard Drive, Fairfax, VA	22030
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(816) 979-1893

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information  included  in this Form 8-K may contain  forward-looking  statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This information may involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.  These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass.  The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors.  Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 27, 2015, UnifiedOnline, Inc. (the “Company”) entered into a purchase agreement (the “Agreement”) by and among Deirdre Leane, (the “Seller”) and ChanBond, LLC (“Chanbond”), pursuant to which the Company purchased Chanbond, in exchange for a cash payment of five million U.S. Dollars ($5,000,000) payable on or before October 27, 2020 (the “Cash Payment”) and a shares payment of forty-four million, seven hundred thousand (44,700,000) shares of the Company’s common stock (the “Shares”) par value of $0.001. The obligation to make the Cash Payment shall be evidenced by a promissory note (the “Promissory Note”).

The foregoing descriptions of the terms of the Agreement are qualified in its entirety by reference to the provisions of the Agreement filed as Exhibit 10.1 to this Report, which is incorporated by reference herein.

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On the Closing Date, pursuant to the Agreement, the Seller executed an interest assignment deed which assigned, transferred and conveyed all of its membership interests in ChanBond to the Company and ChanBond appointed William R. Carter, Jr. (a related party to the Company) as sole manager (“Manager”) who shall have sole and exclusive authority over the business of ChanBond, in exchange for a cash payment of five million U.S. Dollars ($5,000,000) payable on or before October 27, 2020 (the “Cash Payment”) and a shares payment of forty-four million, seven hundred thousand (44,700,000) shares of the Company’s common stock (the “Shares”) par value of $0.001. The obligation to make the Cash Payment shall be evidenced by a promissory note (the “Promissory Note”).

ITEM 2.03  CREATION OF DIRECT FINANCIAL OBLIGATION

Effective October 27, 2015, the Company entered into $5,000,000 no interest Promissory Note with the Seller.  The Promissory Note is due and payable on or prior to October 27, 2020.  If the Promissory Note is not paid in full by the Maturity Date, the aggregate principal amount shall be increased by Twenty Five Thousand Dollars ($25,000.00) for each month such payment is delayed (or pro rata portion thereof) until paid in full.

Until the Note is paid in full, the Company shall be obligated to make payments on this Promissory Note to the Seller from 100% of any Net Revenues, derived from the monetization of the ChanBond patent portfolio, within thirty (30) calendar days after each calendar month commencing with the calendar month ending October 31, 2015.
The foregoing is not a complete summary of the terms of the Loan described herein and reference is made to the complete text of the Agreement as Exhibit 10.1 to this Current Report on Form 8-K, and hereby incorporated by reference.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth above under Item 2.01 regarding the issuance of 44,700,000 shares of the Company’s common stock to the Seller, is hereby incorporated by reference into this Item 3.02.

The above securities were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506 promulgated under the Securities Act.

Item 9.01FINANCIAL STATEMENTS AND EXHIBITS .

(d)           Exhibits.

10.1           ChanBond Agreement

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UnifiedOnline, Inc.

Date: October 30, 2015	By: /s/ Robert M. Howe, III
Robert M. Howe, III, Chief Executive Officer